                                 EXHIBIT 10.1

                             EMPLOYMENT AGREEMENT
                             --------------------

     THIS EMPLOYMENT AGREEMENT (this "Agreement") is made as of June 1, 1998, by and between CENTURY NATIONAL BANK AND TRUST, a national banking association ("Century"), THE CITIZENS BANKING COMPANY, an Ohio bank ("Citizens"), and CITIZENS BANCSHARES, INC., an Ohio corporation ("Bancshares") (collectively referred to as the "Company"), and JOSEPH N. TOSH (the "Employee").

     WHEREAS, the Company desires to procure the services of Employee, and Employee is willing to be employed by the Company, upon the terms and subject to the conditions contained herein.

     NOW, THEREFORE, intending to be legally bound, the Company agrees to employ Employee, and Employee hereby agrees to be employed by the Company, upon the following terms and conditions:

     1.   Employment and Duties.
          ----------------------

          (a) Century agrees to employ and Employee agrees to be employed by Century as Century's President and Chief Executive Officer. Upon such time when Century becomes a division of Citizens, Citizens agrees to employ and Employee agrees to be employed by Citizens as Citizens' Executive Vice President/Century Division. Employee shall report directly to the Chief Executive Officer of Citizens, or his designee ("Citizens Representative") and shall have such responsibilities, consistent with his office, as may from time to time be prescribed by the Citizens Representative. Employee agrees to perform such duties as may be assigned, to devote all of his working time to the business of the Company, and to use his best efforts to advance the interests of the Company and its shareholders.

          (b) Employee represents and warrants to the Company that he is free to be employed by the Company, and that he has no prior or other obligations or commitments of any kind to anyone that would in any way hinder or interfere with Employee's full and faithful performance of his duties under this Agreement.

          (c) Notwithstanding anything to the contrary contained herein or otherwise, nothing in this Agreement shall prohibit Employee from serving as a director or officer of any trade association, civic, educational or charitable or governmental entity so long as it does not substantially interfere with the performance of his duties as provided in paragraph (a) hereof.

     2.   Term. The Company hereby employs Employee for a period of three (3)
          ----
years beginning on the date of this Agreement and expiring on June 1, 2001, unless terminated earlier in accordance with the provisions of Section 7 of this Agreement. Notwithstanding the foregoing, Employee's obligations and the Company's rights under Section 8 hereof and under the Confidentiality, Noncompetition and Nonsolicitation Covenants (as hereinafter defined) shall survive the termination of this Agreement.

     3.   Compensation.
          -------------

          (a) The Employee's annual base salary ("Base Salary") during the term of this Agreement shall be One Hundred and Forty-Eight Thousand Dollars ($148,000). The Base Salary shall be payable in accordance with the Company's normal payroll practices for employees (but no less frequently than monthly), and the Company shall deduct or cause to be deducted from the Base Salary all taxes and amounts required by law to be withheld.


          (b) Nothing herein shall be deemed to preclude the Company from paying Employee, in addition to his Base Salary, any bonuses as may be awarded from time to time as provided in Section 5 herein.

          (c) The Company will reimburse Employee for all reasonable business expenses incurred by Employee in the course of performing Employee's duties under this Agreement that are consistent with the Company's policies in effect from time to time with respect to travel, entertainment and other business expenses.

     4.   Directorships.    The Employee shall serve as a director as provided
          --------------
herein:

          (a) As of the date of this Agreement, the Employee shall serve as a member of Century's Board of Directors without any additional compensation.

          (b) Upon the consummation of the Citizens and Century merger, the Employee shall serve as a member of Citizens' Board of Directors. Citizens shall pay Employee for such services a fee equivalent to that paid to the nonemployee members of said board. Citizens shall not be obligated to pay such fee if the Employee ceases to serve on such board subject, however, to the provisions of paragraph (d) herein.

          (c) Upon the consummation of the Bancshares and Citizens Financial Corporation merger, the Employee shall serve as a member of Bancshares' Board of Directors. Bancshares shall pay Employee for such services a fee equivalent to that paid to the nonemployee members of said board. Bancshares shall not be obligated to pay such fee if the Employee ceases to serve on such board subject, however, to the provisions of paragraph (d) herein.

          (d) If the Employee fails to win re-election to either Citizens or Bancshares Board of Directors, or if the Employee is terminated without cause pursuant to Section 7(e) of this Agreement and thereafter resigns as a director of either Citizens or Bancshares, or if there occurs a "change in control" (as hereinafter defined) of either Citizens or Bancshares and Employee does not continue thereafter to serve on such board for any reason whatsoever, including his voluntary resignation, then Citizens or Bancshares, as the case may be, shall pay Employee an amount equal to the sum of director's fees that Employee would have received had he served on such board until he reached the age of sixty-five (65) based on the preceding year's nonemployee director's fee (the "Sum"). The Sum shall be payable within thirty days after Employee ceases to serve on such board. The Term "change in control" shall mean the following events:

        (1) When any "person" as defined in Section 3(a)(9) of the Exchange Act and as used in Sections 13(d) and 14(d) thereof, including a "group" as defined in Section 13(d) of the Exchange Act, but excluding Citizens or Bancshares and any employee benefit plan sponsored or maintained by Citizens or Bancshares (including any trustee of such plan acting as trustee), directly or indirectly, becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act, as amended from time to time), of securities of Citizens or Bancshares representing more than fifty percent (50%) of the combined voting power of Citizens' or Bancshares' then outstanding securities; or

        (2) The completion of a transaction requiring shareholder approval for the acquisition of substantially all of the stock or assets of Citizens or Bancshares' by an entity other than Citizens or Bancshares or any merger of Citizens or Bancshares into another company and Citizens or Bancshares is not the surviving entity.

     (5)   Bonus.  During the term of this Agreement the Company shall pay to
           ------
the Employee an annual bonus (the "Bonus") according to the terms herein, but in no case shall the Bonus exceed $55,000 per annum except as provided in Section 9 hereof. During the 1998 calendar year of this Agreement the Bonus shall be equal to one-quarter (1/4) of the Employee's Base Salary for the attainment of each and any of the goals in specified paragraphs (a) through (d). During the 1999 calendar year of this Agreement the Bonus shall be equal to one-third(1/3) of the Employee's Base Salary for the attainment of each and any of the goals specified in paragraphs (a) through (d) below. During the 2000 calendar year of this Agreement the Bonus shall be equal to one-third (1/3) of the Employee's Base Salary for the attainment of each and any of the goals specified in paragraphs (a) through (c) below. During the 2001 calendar year of this Agreement the Bonus shall be equal to one-third (1/3) of the Employee's Base Salary for the attainment of each and any of the goals specified in paragraphs
(a) through (c) below. Notwithstanding the foregoing, for calendar year 2001, and for calendar years in which the Employee is employed for less than twelve
(12) months, the Bonus shall be calculated by the Company and paid on a pro rata basis (for complete months employed) by no later than the following February 1st.

     (a)   Citizens' return on equity equals or exceeds 16%;

     (b) Citizens obtains the highest or second highest deposit market share in Beaver County, Pennsylvania;

     (c) Citizens' net loan charge offs are under 25 basis points of gross loans in the Century Division;

     (d) Century Financial Corporation becomes a division of Citizens Banking Company by January 31, 1999.

   6.   Benefits. The Company shall afford the Employee the following benefits
        ---------
as provided herein:

     (a)   Health, Vision and Dental Plans. During the term of this Agreement
           -------------------------------
and until Employee reaches the age of sixty-five (65), Employee and Employee's eligible dependents shall be entitled to participate in health, vision and dental plans generally afforded (ie. the same terms and co-payments) by the Company to its executive employees from time to time.

     (b)   Employee Benefit Plans. During the term of this Agreement, Employee
           -----------------------
shall be entitled to participate, if eligible, in all employee benefit plans which are generally afforded (ie. the same terms and co-payments) by the Company to its executive employees from time to time including the Citizens Stock Option Plan so long as such participation complies with applicable federal and state law.

     (c)   Perquisites.  Notwithstanding paragraph (b) above, Employee shall be
           ------------
entitled to the following benefits during the term of this Agreement:

           (1) Thirty (30) days of paid vacation during the first year of this Agreement and forty-five (45) days of paid vacation during the second and third years of this Agreement:

           (2) The Company shall pay the lease, insurance, gas and maintenance expenses for one car of the Employee, provided however that such payments shall not substantially exceed those currently incurred by Employee;

           (3) The Company shall pay the Employee's Beaver Valley Country Club dues and assessments.

  7. Disability or Death; Resignation; Termination for Cause; Other
     --------------------------------------------------------------
     Terminations.
     -------------

     (a)  Death. In the event of Employee's death, this Agreement and
          ------
Employee's employment shall terminate upon such date of death, except that Employee's designated beneficiary (or, in the absence of a designated beneficiary, Employee's estate) shall be entitled to receive the unpaid portion of Employee's Base Salary and Bonus earned up to the date of his death; and Employee's designated beneficiary (or, in the absence of a designated beneficiary, Employee's estate) shall be entitled to receive all benefits payable as a result of Employee's death under the terms of the Company's employee benefit plans.

     (b)  Disability. If Employee is incapacitated for a period of one hundred
          -----------
eighty (180) consecutive days so that Employee cannot substantially perform his duties hereunder on a full-time basis (a "Disability"), Employee's employment will terminate upon the expiration of such 180 day period. Notwithstanding the foregoing, Employee's obligations and the Company's rights under Section 8 hereof and under the Confidentiality, Noncompetition and Nonsolicitation Covenants (as hereafter defined) shall survive the termination of this Agreement, and Employee shall be entitled to receive (i) the unpaid portion of Employee's Base Salary and Bonus earned up to the date of such termination reduced by the amount of any payments received by Employee pursuant to any short-term disability plan or other plan providing disability payments to the Employee, and (ii) all benefits payable to Employee as a result of such termination under the Company's employee benefit plans.

      (c) Termination for Cause. The Company may terminate Employee's employment
          ----------------------
at any time for cause (as defined below.) If the Company terminates Employee's employment for cause (as defined below), all of the Company's obligations hereunder shall immediately terminate. As used in this section, "for cause" shall mean (i) gross misconduct by Employee, or (ii) Employee's commission of a felony or an act of moral turpitude, or (iii) Employee's material breach or failure to perform any provision of this Agreement, but only if Employee is first given written notice from the Citizens Representative specifying the nature of such breach or failure and Employee refused to remedy such breach or failure within a period of thirty (30) days after receipt of such notice. Notwithstanding the termination of this Agreement pursuant to this Section 7(c), Employee's obligations and the Company's rights under Section 8 hereof and under the Confidentiality, Noncompetition and Nonsolicitation Covenants (as hereafter defined) shall survive this termination of this Agreement. Employee shall be entitled to receive the unpaid portion of Employee's Base Salary earned up to the date of such termination.

     (d) Termination Without Cause by Employee.
         --------------------------------------

         (1) Employee may terminate his employment at any time without cause pursuant to written notice at least thirty (30) days in advance of the termination of employment date specified by him (the "Termination Notice").

         (2) If Employee's employment terminates pursuant to this Section 7(d), both the Company's and Employee's obligations hereunder shall terminate as of the termination date specified in the Termination Notice. Employee shall be entitled to receive the unpaid portion of Employee's Base Salary, Bonus and benefits payable to Employee as a result of such termination under the Company's employee benefit plans earned up to the date of such termination. Notwithstanding the foregoing, Employee's obligations and the Company's rights under Section 8 hereof and under the Confidentiality, Noncompetition and Nonsolicitation Covenants (as hereafter defined) shall survive the termination of this Agreement.

     (e)  Termination Without Cause by the Company.
          -----------------------------------------

        (1) The Company may terminate Employee's employment at any time without cause pursuant to written notice at least thirty (30) days in advance of the termination of employment date specified by the Company (the "Termination Notice").

        (2) If Employee's employment terminates pursuant to this Section 7(e), both the Company's and Employee's obligations hereunder shall terminate as of the termination date specified in the Termination Notice. Employee shall be entitled to receive the unpaid portion of Employee's Base Salary, Bonus and benefits payable to Employee as a result of such termination under the Company's employee benefit plans earned up to the date of such termination. Notwithstanding the foregoing (i) Employee's obligations and the Company's rights under Section 8 hereof and under the Confidentiality, Noncompetition and Nonsolicitation Covenants (as hereafter defined) shall survive the termination of this Agreement and (ii) Company's obligations under Sections 3, 4, 5 and 6 hereof shall survive the termination of this Agreement.

     8.  Confidentiality, Noncompetition and Nonsolicitation. The
         --------------------------------------------------
confidentiality, noncompetition and nonsolicitation covenants attached hereto as Exhibit A (the "Confidentiality, Noncompetition and Nonsolicitation Covenants") are hereby incorporated by reference and made a part of this Agreement.

     9.  Option In lieu of Section 3 hereof, the Employee shall have the option,
         ------
subject to the condition of Section 9(a) hereof to work 1000 hours for the Company and receive a Base Salary of Ninety Thousand Dollars $90,000 and a Bonus not to exceed $27,500 during the third year of this Agreement (The "Option") Employee shall work at such times as Employee and the Citizens Representative mutually agree but in increments of not less than 40 hours per week.


         (a) Employee shall notify the Company at least thirty (30) days but no earlier than 120 days before the commencement of the third year of this Agreement of Employee's intent to exercise the Option.

     10. Enforceability. The unenforceability or invalidity of any provision of
         ---------------
this Agreement shall not affect the enforceability or validity of the balance of the Agreement. In the event that any such provision should be or becomes invalid for any reason, such provision shall remain effective to the maximum extent permissible, and the parties shall consult and agree on a legally acceptable modification giving effect to the commercial objectives of the unenforceable or invalid provision, and every other provision of this Agreement shall remain in full force and effect.

     11. Assignment; Binding Effect. This Agreement, being for the personal
         ---------------------------
services of Employee, shall not be assignable by Employee. Subject to the foregoing, this Agreement shall inure to the benefit of, and be enforceable by, the parties' successors, representatives, executors, administrators or assignees.

     12. Notices. All notices, requests, demands and other communications made
         --------
or given in connection with this Agreement shall be in writing and shall be deemed to have been duly given (a) if delivered, at the time delivered against receipt or (b) if mailed three (3) days after mailing at any general or branch Untied States Post Office enclosed in a registered of certified postage paid envelope, or (c) if couriered, one day after deposit with a national overnight courier, addressed to the address of the respective parties as follows:


     To the Company:      ------------------------------------------
                          ------------------------------------------
                          ------------------------------------------
                          ------------------------------------------

     To the Employee:     ------------------------------------------
                          ------------------------------------------
                          ------------------------------------------
                          ------------------------------------------

or to such other addresses as the party to whom notice is to be given may have previously furnished to the other party in writing in the manner set forth above, provided that notices of changes of address shall only be effective upon receipt.

      13. Entire Agreement. This Agreement constitutes the entire agreement of
          -----------------
the paries hereto relating to the subject matter hereof and there are no written or oral terms or representations made by either party other than those contained herein.

      14.   Governing Law. This Agreement shall be governed by and construed in
            --------------
accordance with laws of the State of Ohio, without regard to principles of conflicts of laws. The Company and Employee hereby irrevocably submit to the jurisdiction of the courts of the state of Ohio, with venue in Columbiana County, over any dispute arising out of this Agreement and agree that all claims in respect of such dispute or proceeding shall be heard and determined in such court. The Company and Employee hereby irrevocably waive, to the fullest extent permitted by applicable law, any objection which they may have to the venue of any such dispute brought in such court or any defense of inconvenient forum for the maintenance if such dispute. The Company and Employee hereby consent to process being served by them in any suit, action or proceeding by delivering it in the manner specified by the provisions of Section 12 of this Agreement.

      15.   Set-Off. Any and all payment obligations of the Company to Employee
            --------
under this Agreement shall be subject to the Company's right to set off amounts owed to it by Employee whether under this Agreement or otherwise.

      16.    Counterparts. This Agreement may be executed in any number of
             ------------
counterparts, each of which so executed and delivered shall constitute an original hereof, and it shall not be necessary in making proof of this Agreement to produce or account for more than one original counterpart hereof.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written but on the dates indicated below.

EMPLOYEE                            CENTURY NATIONAL BANK AND TRUST

                                    By:
----------------------------            ----------------------------
Joseph N. Tosh

                                    Its:
                                        ----------------------------


                                    CITIZENS BANKING COMPANY

                                    By:
                                       -----------------------------

                                    Its:
                                        ----------------------------

                                    CITIZENS BANCSHARES, INC.

                                    By:
                                       -----------------------------

                                    Its:
                                        ----------------------------

                                   EXHIBIT A
                                      TO
                             EMPLOYMENT AGREEMENT

                        Confidentiality, Noncompetition
                         and Nonsolicitation Covenants
                       ---------------------------------

        1.      Noncompetition.  Employee agrees that for a period of three
                --------------
years commencing on the date of this Agreement that Employee shall not, without the prior written consent of the Company, either directly or indirectly, engage in, make any investment in or have any interest in any business in competition with the business of the Company located within twenty (20) miles of Bancshares' or its subsidiaries' places of business; and the Employee shall not advise, assist or render services either directly or indirectly to any person, firm, company, corporation or business other than the Company with reference to any business in competition with the business engaged in by the Company during the Employee's employment with the Company. Notwithstanding the foregoing, the ownership of securities of any business competing with the Company, if such securities are publicly traded on a national securities market and constitute less than five percent (5%) of the outstanding stock thereof shall not constitute a violation of this provision.

        2.      Nonsolicitation.  Employee agrees that Employee shall not at
                ---------------
any time (whether during or after Employee's termination of employment with the Company), without the prior written consent of the Company, either directly or indirectly (i) solicit (or attempt to solicit) induce, (or attempt to induce), cause or facilitate any employee, director, agent, consultant, independent contractor, representative or associate of the Company to terminate his, her or its relationship with the Company, or (ii) solicit (or attempt to solicit) induce (or attempt to induce), cause or facilitate any supplier of services or products to the Company to terminate or change his, her or its relationship with the Company, or otherwise interfere with any relationship between the Company and any of the Company's suppliers of products or services.

        3.      Nondisclosure.  Employee agrees that Employee shall not at any
                -------------
time (whether during or after the period of Employee's employment with the Company) directly or indirectly divulge, disclose or communicate to any person, firm, company, corporation or business in any manner whatsoever any confidential information relating to the business of the Company, including without limitation, the Company's business plans, strategies, pricing, sales methods, trade secrets, know-how and similar types of information.

        4. Inventions and Patents. Employee agrees that all inventions,
           ----------------------
innovations, improvements, developments, methods, designs, analyses, drawings, reports, and all similar or related information which relates to the Company's actual or anticipated business, research and development or existing or future products or services and which are conceived, developed or made by Employee while employed by the Company or its predecessor (all of the foregoing being referred to herein as "Work Product") belong to the Company. Employee shall perform all actions reasonably requested by the Company (whether during or after the employment Term) to establish and confirm such ownership of Work Product (including, without limitation, assignments, consents, powers of attorney and other instruments).

                                      A-1